Microsoft Word 11.0.5604;As filed with the Securities and Exchange Commission on October 16, 2006

                                                         Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                          PRE-EFFECTIVE AMENDMENT NO. 4



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       EDGEWATER FOODS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                                20-3113571
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)

                    5552 WEST ISLAND HIGHWAY, QUALICUM BEACH
                        BRITISH COLUMBIA, CANADA V9K 2C8
               (Address of principal executive offices (zip code))

                                 (250) 757-9811
              (Registrant's telephone number, including area code)

                                 ROBERT SAUNDERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    5552 West Island Highway, Qualicum Beach
                        British Columbia, Canada V9K 2C8
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register securities for an offering to be made on a continuous or delayed basis, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ __ ]



----------------------- -------------------- --------------------- --------------------- --------------------
TITLE OF EACH CLASS     AMOUNT TO BE         PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO BE     REGISTERED           OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
REGISTERED                                   UNIT (1)              PRICE (1)
----------------------- -------------------- --------------------- --------------------- --------------------
----------------------- -------------------- --------------------- --------------------- --------------------

Common Stock            9,465,599 (2) (3)    $1.40                 $13,251,838.60        $1,417.95
underlying the
Preferred Stock
----------------------- -------------------- --------------------- --------------------- --------------------
----------------------- -------------------- --------------------- --------------------- --------------------
Common Stock            21,440,020           $1.40                 $30,016,028.00        $3,211.71
Underlying the
Warrants
----------------------- -------------------- --------------------- --------------------- --------------------
----------------------- -------------------- --------------------- --------------------- --------------------
Common Stock            2,868,803            $1.40                 $4,016,324.20         $429.75
Underlying the
Placement Consultant
Warrants
----------------------- -------------------- --------------------- --------------------- --------------------
----------------------- -------------------- --------------------- --------------------- --------------------
Common Stock            647,860  (3)         $1.40                 $907,004.00           $97.05
----------------------- -------------------- --------------------- --------------------- --------------------
----------------------- -------------------- --------------------- --------------------- --------------------
Total                   34,422,282                                                       $5,156.45
----------------------- -------------------- --------------------- --------------------- --------------------


     (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the bid and asked price of the Registrant's common stock as quoted on the Over-the-Counter Bulletin Board of $1.40 on July 11, 2006.

     (2) This number represents 120% of the aggregate number of shares of common stock necessary to effect the conversion of all of our Series A Preferred Stock currently outstanding.

     (3) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

     (4) Includes 22,860 shares issued as dividends to some of our Series A Convertible Preferred shareholders; 400,000 shares issued to a lender as consideration for extending the repayment date of a loan; and 225,000 shares issued to consultants.


Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:

                             LOUIS E. TAUBMAN, ESQ.
                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                           17 State Street, 16th Floor
                               NEW YORK, NY 10004
                                 (212) 732-7184
                               FAX: (212) 202-6380

                       EDGEWATER FOODS INTERNATIONAL, INC.





                        --------------------------------

                                   PROSPECTUS

                        --------------------------------

                                     PART II



         EXPLANATORY NOTE
         ----------------

         We are filing this amended Prospectus to the Prospectus we filed earlier on this same day to include a summary of the amendments to Robert Saunders' employment agreement as Exhibit 10.8 and to revise our signature page to include the signature of our Acting Chief Financial Officer.

                          -----------------------------


ITEM 27. EXHIBITS

         EXHIBIT
         NUMBER          DESCRIPTION
         -------         -----------

         3.1 Articles of Incorporation, (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on December 14, 2005).

         3.2      Amended and  Restated  Bylaws,  (Incorporated  by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 16, 2005).


         3.3      Amendment  to  Articles  of  Incorporation   (Incorporated  by
                  reference  to  Exhibit  3.3  to  the  Company's   Registration
                  Statement on Form SB-2 filed on October 16, 2006)


         4.1 Securities Purchase Agreement dated as of April 12, 2006 (Incorporated by reference to Exhibit 10.0 to the Company's Current Report on Form 8-K filed on April 14, 2006).

         4.2 Registration Rights Agreement dated as of April 12, 2006 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on April 14, 2006).

         4.3 Designation of Rights and Preferences of Series A Preferred Stock dated as of April 12, 2006 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on April 14, 2006).

         4.4 Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibits 10.6 through 10.14 to the Company's Current Report on Form 8-K filed on April 14, 2006).

         4.5 Amendment to Registration Rights Agreement dated as of May 30, 2006 (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 30, 2006).

         4.6 Form of Joinder Agreement to the Securities Purchase Agreement dated as of June 30, 2006 and July 11, 2006 (Incorporate by reference to Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K filed on June 30, 2006).

         4.7 Joinder Agreement to the Registration Rights Agreement dated as of June 30, 2006 and July 11, 2006 (Incorporate by reference to Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K filed on June 30, 2006).


         5.1 Opinion and Consent of Law Offices of Louis E. Taubman, P.C. (Incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form SB-2 filed on October 16, 2006)


         10.1     Employment  Agreement  of  Robert  Saunders   (Incorporate  by
                  reference to Exhibits 10.1 to the Company's Registration Statement on Form SB-2 filed on July 14, 2006).


         10.2 Consulting Agreement with TriPoint Capital Advisors, LLC (Incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2 filed on October 16, 2006)


         10.5     Consulting  Agreement  with Aurelius  Consulting  Group,  Inc.
                  (Incorporate   by   reference  to  Exhibits   10.5   Company's
                  Registration Statement on Form SB-2 filed on July 14, 2006).

         10.6     Consulting   Agreement   with   Gallatin   Consulting,    Inc.
                  (Incorporate   by   reference  to  Exhibits   10.6   Company's
                  Registration Statement on Form SB-2 filed on July 14, 2006).

         10.7 Placement Consultant Agreement with Pai's International Trade, Inc. dated March 9, 2006 (Incorporated by reference to Exhibit
                  10.7 in the Company's Registration Statement on Form SB-2 filed on October 10, 2006).


         10.8 Excerpt from Board of Directors' Meeting summarizing Robert Saunders' amended employment agreement.

         23.1 Consent of LBB & Associates, Ltd., LLP (Incorporated by reference to Exhibit 23.1 to the Company's Registration Statement on Form SB-2 filed on October 16, 2006)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver , State of British Colubmia , on October 16, 2006 and the City of Gaithersburg, State of Maryland on October 16, 2006.




Edgewater Foods International, Inc.

By: /s/  Robert Saunders
    --------------------

Name:    Robert Saunders
Title:   President & Chief Executive Officer


By: /s/  Michael Boswell
         ---------------


Name:    Michael Boswell
Title:   Acting Chief Financial Officer



Dated:

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


       /s/  Robert Saunders                            Dated: October 16, 2006
       ---------------------------
       Robert Saunders
       President and Chief Executive Officer



       /s/  Michael Boswell                            Dated: October 16, 2006
       ---------------------------
       Michael Boswell
       Director & Acting Chief Financial Officer

       /s/  Douglas C. MacLellan                       Dated: October 16, 2006
       ---------------------------
       Douglas C. MacLellan
       Vice-chairman of the Board

       /s/  Mark H. Elenowitz                          Dated: October 16, 2006
       ---------------------------
       Mark H. Elenowitz
       Director

       /s/  Robert L. Rooks                            Dated: October 16, 2006
       ---------------------------
       Robert L. Rooks
       Director

                                                       Dated:
       ---------------------------
       Ian Fraser
       Director

                                                       Dated:
       ---------------------------
       Victor Bolton
       Director

                                                       Dated:
       ---------------------------
       Darryl Horton
       Director